EXHIBIT 99.1

SEGMENT AND BUSINESS—INCOME (LOSS) AND REVENUES
The following tables show the income (loss) and revenues for Citigroup on a segment and business view:
CITIGROUP INCOME

In millions of dollars	2015	2014	2013	% Change 2015 vs. 2014	% Change 2014 vs. 2013
Income (loss) from continuing operations
CITICORP
Global Consumer Banking
North America	$4,311	$4,488	$3,976	(4)%	13%
Latin America	868	993	1,115	(13)%	(11)%
Asia(1)	1,197	1,221	1,402	(2)%	(13)%
Total	$6,376	$6,702	$6,493	(5)%	3%
Institutional Clients Group
North America	$3,517	$4,155	$3,079	(15)%	35%
EMEA	2,340	2,060	2,558	14%	(19)%
Latin America	1,393	1,401	1,652	(1)%	(15)%
Asia	2,279	2,029	2,184	12%	(7)%
Total	$9,529	$9,645	$9,473	(1)%	2%
Corporate/Other	$496	$(5,373)	$(514)	NM	NM
Total Citicorp	$16,401	$10,974	$15,452	49%	(29)%
Citi Holdings	$985	$(3,470)	$(1,836)	NM	(89)%
Income from continuing operations	$17,386	$7,504	$13,616	NM	(45)%
Discontinued operations	$(54)	$(2)	$270	NM	(101)%
Net income attributable to noncontrolling interests	90	192	227	(53)%	(15)%
Citigroup’s net income	$17,242	$7,310	$13,659	NM	(46)%

(1)	For reporting purposes, Asia GCB includes the results of operations of EMEA GCB for all periods presented.
NM Not meaningful

CITIGROUP REVENUES

In millions of dollars	2015	2014	2013	% Change 2015 vs. 2014	% Change 2014 vs. 2013
CITICORP
Global Consumer Banking
North America	$19,718	$19,948	$20,075	(1)%	(1)%
Latin America	5,770	6,557	6,481	(12)%	1%
Asia(1)	7,007	7,791	7,839	(10)%	(1)%
Total	$32,495	$34,296	$34,395	(5)%	—%
Institutional Clients Group
North America	$12,980	$13,002	$11,432	—%	14%
EMEA	9,958	9,511	10,153	5%	(6)%
Latin America	4,051	4,218	4,843	(4)%	(13)%
Asia	7,002	6,581	7,152	6%	(8)%
Total	$33,991	$33,312	$33,580	2%	(1)%
Corporate/Other	$908	$303	$322	NM	(6)%
Total Citicorp	$67,394	$67,911	$68,297	(1)%	(1)%
Citi Holdings	$8,960	$9,308	$8,427	(4)%	10%
Total Citigroup net revenues	$76,354	$77,219	$76,724	(1)%	1%

(1)	For reporting purposes, Asia GCB includes the results of operations of EMEA GCB for all periods presented.
NM Not meaningful